UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit
(99)	Earnings Press Release

Item 9. Regulation FD Disclosure

On July 15, 2003, Umpqua issued a press release with respect to financial results for the second quarter of 2003 including certain forward looking statements. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant) By: /s/ Kenneth E. Roberts
Dated: July 24, 2003	Kenneth E. Roberts Assistant Secretary

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis President/CEO Umpqua Holdings Corporation 503-546-2490 raydavis@umpquabank.com	Dan Sullivan EVP/CFO Umpqua Holdings Corporation 503-546-2492 dansullivan@umpquabank.com

UMPQUA HOLDINGS CORPORATION MEETS EARNINGS EXPECTATIONS AND
CONTINUES STRONG LOAN AND DEPOSIT GROWTH
Loan charge-offs for the quarter near record low level

PORTLAND, Ore. - July 15, 2003 - Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and of Strand, Atkinson, Williams & York, Inc., today announced operating earnings of $8.80 million, a 67% increase over the same period one-year ago, or $0.31 per diluted share for the second quarter of 2003.

Operating earnings are defined as the company's earnings before deduction of merger-related expenses, which are reported in periods with significant merger-related activities. Net income is operating earnings minus merger-related expenses. During the second quarter, the Company completed all milestones related to the Centennial Bancorp acquisition.

"Management is particularly pleased with Umpqua's operating earnings for this past quarter," said Ray Davis, President and Chief Executive Officer of Umpqua Holdings Corporation. "The current interest rate environment has created pressure on our net interest margin and the value of our mortgage servicing rights. We were able to off-set this charge to earnings by selling a small portion of our municipal bonds, which had significantly appreciated due to the lower interest rate environment."

Net income for the second quarter of 2003 was $8.13 million or $0.28 per diluted share compared to $8.38 million or $0.29 for the first quarter of 2003.

The following table presents a reconciliation of net income to operating earnings, with merger- related expenses displayed for each period presented:

(Dollars in 000's, except per share data)	Q2 2003	Q1 2003	Q2 2002
Net Income	$8,132	$8,380	$5,282
Add Back: Merger related expense, net of tax	672	409	--
Operating Earnings	$8,804	$8,789	$5,282

Earnings per diluted share:	Q2 2003	Q1 2003	Q2 2002
Net Income	$0.28	$0.29	$0.26
Operating Earnings	$0.31	$0.31	$0.26

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

"During the quarter the company continued to benefit from significant organic growth in loans and deposits while recording one of the best quarters on record for net loan charge-offs," Davis said.

The acquisition of Centennial Bancorp, which closed on November 15, 2002, was accounted for under the purchase accounting method, and Centennial Bancorp's results are included from the date of closing.

Total consolidated assets of Umpqua Holdings as of June 30, 2003 were $2.75 billion, compared to $2.56 billion at December 31, 2002. Total gross loans and leases, and deposits were $1.88 billion and $2.28 billion, respectively, as of June 30, 2003, compared to $1.78 billion and $2.10 billion, respectively, as of December 31, 2002.

The following table presents annualized 2003 growth, based on growth achievements through June 2003:

(dollars in thousands)	Jun 30, 2003	Dec 31, 2002	Annualized Growth Rate
Loans and Leases	$1,877,238	$1,778,315	11%
Deposits	$2,282,909	$2,103,790	17%
Assets	$2,747,057	$2,555,964	15%

Non-interest bearing demand deposits grew 13.6% over the last 91 days alone and now constitute 27% of Umpqua Bank's deposit base.

Non-interest income for the second quarter of 2003 grew to $11.79 million, an increase of 15% over the first quarter of 2003 and an increase of 96% over the second quarter of 2002. Revenue from mortgage banking was $2.84 million in the second quarter of 2003, compared to $4.28 million in the first quarter of 2003 and $2.22 million in the second quarter of 2002. The company recorded an additional $1.7 million increase in the mortgage servicing right (MSR) valuation reserve during the second quarter of 2003 resulting from increased prepayment speed forecasts. The company also recognized $2.1 million in securities gains during the second quarter of 2003, used to offset the MSR impairment, in addition to $0.6 million in accelerated investment premium amortization resulting from the significant decline in market interest rates and related increase in prepayment speeds on mortgage backed securities.

Umpqua Bank, Umpqua Holdings largest subsidiary, reports an efficiency ratio before merger-related expenses of 57.69% for the quarter ended June 30, 2003 compared to 55.10% for the quarter ended March 31, 2003 and 57.22% for the quarter ended June 30, 2002.

The Bank's non-performing loans stand at $21.88 million at June 30, 2003, representing 1.17% of total loans compared to 0.98% at March 31, 2003 and 0.64% at June 30, 2002. Loan charge-offs for the quarter were $466 thousand netted against $294 thousand of loan recoveries, resulting in a net loan charge-off total for the quarter of $172 thousand.

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 64 stores throughout Oregon and Southwest Washington. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has nine locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Holdings' Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com/investor.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Tuesday, July 15, 2003, at 10:00 a.m. PST where the Company will discuss second-quarter results and plans for the remainder of the year. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-603-9230 a few minutes before 10:00 a.m. The password is "UMPQUA." A rebroadcast can be found approximately one hour after the conference call by dialing 800-839-5154, or by visiting www.umpquabank.com/investor.

This press release includes forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that expressly or implicitly predict future results, performance or events are forward-looking statements. The words "anticipate," "believe," "expect", "estimate", "intend" and words or phrases of similar meaning are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause or contribute to those differences include, but are not limited to, general economic conditions, either nationally or regionally that could result in increased loan losses, interest rate fluctuations, pricing pressure and other competitive factors, potential delays or problems with integrating prior acquisitions, the ability to attract new deposits and loans, changes in legal or regulatory requirements, competition in the retail brokerage industry, general stock market conditions and changes in technology. Readers are encouraged to review the risk factors stated in the Company's 10-K and other reports filed with the SEC and are cautioned not to place undue reliance on forward-looking statements. The Company does not intend to update these forward-looking statements. All written and oral forward-looking statements attributable to the Company and/or persons acting on its behalf are expressly qualified by this disclosure.

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

Umpqua Holdings Corporation
Consolidated Statements of Income
(unaudited)
	Quarter ended:
Dollars in thousands, except-per share data	June 30, 2003	March 31, 2003	June 30, 2002
Interest income
Loans and leases	$ 30,962	$ 31,383	$ 20,261
Investments taxable	2,395	2,967	1,985
Investments tax exempt	720	802	721
Temporary investments	187	151	165
Other interest and dividends	16	14	17
Total interest income	34,280	35,317	23,149
Interest expense
Deposits	6,267	6,480	5,098
Repurchase agreements and
fed funds purchased	106	109	76
Trust preferred securities	914	937	-
Other borrowings	193	212	254
Total interest expense	7,480	7,738	5,428
Net interest income	26,800	27,579	17,721
Provision for credit losses	950	1,475	600
Noninterest income
Service charges	3,350	3,020	1,877
Brokerage fees	2,370	1,939	2,331
Mortgage banking revenue	2,835	4,279	2,216
Gain (loss) on sale of securities	2,136	7	(900)
Other income	1,099	1,045	477
Total noninterest income	11,790	10,290	6,001
Noninterest expense
Salaries and benefits	13,170	12,899	8,568
Occupancy and equipment	3,947	3,582	2,213
Other	6,912	6,200	4,108
Merger related expenses	1,050	638	-
Total noninterest expense	25,079	23,319	14,889
Income before income taxes	12,561	13,075	8,233
Income taxes	4,429	4,695	2,951
Net income	$ 8,132	$ 8,380	$ 5,282

Weighted average shares
outstanding	28,283,843	28,157,475	20,041,973
Weighted average diluted
shares outstanding	28,667,926	28,570,144	20,318,704

Basic earnings per share	$ 0.29	$ 0.30	$ 0.26
Diluted earnings per share	$ 0.28	$ 0.29	$ 0.26

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

Umpqua Holdings Corporation
Consolidated Statements of Income
(unaudited)

	Six months ended:
Dollars in thousands, except-per share data	June 30, 2003	June 30, 2002
Interest income
Loans and leases	$ 62,346	$ 40,192
Investments taxable	5,361	4,270
Investments tax exempt	1,523	1,450
Temporary investments	338	270
Other interest and dividends	30	32
Total interest income	69,598	46,214
Interest expense
Deposits	12,748	10,382
Repurchase agreements and	214
fed funds purchased		157
Trust preferred securities	1,851	-
Other borrowings	405	584
Total interest expense	15,218	11,123
Net interest income	54,380	35,091
Provision for credit losses	2,425	1,604
Noninterest income
Service charges	6,370	3,961
Brokerage fees	4,309	4,505
Mortgage banking revenue	7,113	3,895
Gain (loss) on sale of securities	2,143	(899)
Other income	2,145	1,019
Total noninterest income	22,080	12,481
Noninterest expense
Salaries and benefits	26,070	17,277
Occupancy and equipment	7,529	4,312
Other	13,111	8,217
Merger related expenses	1,688	1,520
Total noninterest expense	48,398	31,326
Income before income taxes	25,637	14,642
Income taxes	9,124	5,399
Net income	$ 16,513	$ 9,243

Weighted average shares
outstanding	28,221,008	20,001,545

Weighted average diluted
shares outstanding	28,600,479	20,251,045

Basic earnings per share	$ 0.59	$ 0.46
Diluted earnings per share	$ 0.58	$ 0.46

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

Umpqua Holdings Corporation
Consolidated Balance Sheets
(unaudited)

Dollars in thousands, except-per share data	June 30, 2003	March 31, 2003	June 30, 2002
Assets:
Cash and cash equivalents	$ 184,262	$ 154,274	$ 140,023
Trading account securities	1,833	670	2,770
Investments available for sale	351,209	355,079	177,246
Investments held to maturity	17,836	18,251	20,074
Loans held for sale	62,926	42,239	21,414
Loans and leases	1,877,238	1,823,311	1,051,008
Less: Allowance for credit losses	(25,316)	(24,538)	(14,698)
Loans and leases, net	1,851,922	1,798,773	1,036,310
Federal Home Loan Bank stock	4,891	4,828	8,415
Premises and equipment, net	62,853	61,339	39,264
Other real estate owned	2,504	3,430	1,384
Mortgage servicing rights, net	9,274	10,179	7,068
Goodwill and other intangibles	160,547	161,181	26,117
Other assets	37,000	35,672	9,626
	$ 2,747,057	$ 2,645,915	$ 1,489,711

Liabilities:
Deposits	$ 2,282,909	$ 2,178,769	$ 1,278,086
Securities sold under agreements
to repurchase and fed funds purchased	33,581	34,675	26,227
Borrowings	22,105	24,162	24,058
Trust preferred securities	75,000	75,000	-
Other liabilities	28,358	34,840	15,963
Total liabilities	2,441,953	2,347,446	1,344,334

Shareholders' equity:
Common stock	229,780	228,899	93,951
Retained earnings	73,724	66,724	48,675
Accumulated other comprehensive
income	1,600	2,846	2,751
Total shareholders' equity	305,104	298,469	145,377
Total liabilities and shareholders' equity	$ 2,747,057	$ 2,645,915	$ 1,489,711

Common shares outstanding at period
end	28,331,279	28,234,620	20,108,342
Book value per share	$ 10.77	$ 10.57	$ 7.23
Tangible book value per share	$ 5.10	$ 4.86	$ 5.93
Tangible equity	$ 144,557	$ 137,288	$ 119,260

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

Umpqua Holdings Corporation
Loan Portfolio

Dollars in thousands	June 30, 2003	March 31, 2003	December 31, 2002
Loans and leases by purpose:
Commercial real estate	$ 886,543	$ 841,492	$ 817,691
Residential real estate	78,578	79,636	79,708
Construction	265,753	281,223	270,116
Total real estate	1,230,874	1,202,351	1,167,515
Commercial	596,778	566,677	551,852
Leases	9,082	9,271	9,594
Consumer	39,905	44,959	48,647
Other	599	53	707
Total loans and leases	$ 1,877,238	$ 1,823,311	$ 1,778,315

Quarter Ended	Quarter Ended	Year to date
June 30, 2003	March 31, 2003	December 31, 2002
Allowance for credit losses
Balance beginning of period	$ 24,538	$ 24,731	$ 13,221
Provision for credit losses	950	1,475	3,888
Net (charge-offs) recoveries	(172)	(1,668)	(2,234)
Acquisitions	-	-	9,856
Balance end of period	$ 25,316	$ 24,538	$24,731

Net charge-offs to average
loans and leases (annualized)	0.04%	0.38%	0.20%
Allowance for credit losses to
loans and leases	1.35%	1.35%	1.39%
Allowance for credit losses to
nonperforming loans and leases	116%	138%	134%
Nonperforming loans and leases
to total loans and leases	1.17%	0.98%	1.03%

Nonperforming assets
Nonperforming loans and leases	$ 21,879	$ 17,816	$ 18,395
Real estate owned	2,504	3,430	2,209
Total nonperforming assets	$ 24,383	$ 21,246	$ 20,604

Deposits by Type
June 30, 2003	March 31, 2003
Amount	Mix	Amount	Mix
Demand, non interest bearing	$ 617,326	27.0%	$ 543,319	24.9%
Demand, interest bearing	877,765	38.4%	843,187	38.7%
Savings	181,131	7.9%	167,715	7.7%
Time	606,687	26.6%	624,548	28.7%
Total Deposits	$ 2,282,909	100.0%	$ 2,178,769	100.0%

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

Umpqua Holdings Corporation
Selected Ratios
	Quarter ended:
	June 30, 2003	March 31, 2003	June 30, 2002
Net Interest Spread:
Yield on loans and leases	6.65%	6.95%	7.68%
Yield on investments (1)	3.83%	4.98%	6.43%
Yield on temporary investments	1.18%	1.17%	1.79%
Total yield on earning assets	6.05%	6.51%	7.33%

Cost of interest bearing deposits	1.53%	1.61%	2.17%
Cost of securities sold under
agreements to repurchase and fed funds purchased	1.43%	1.43%	1.52%
Cost of borrowings	3.38%	3.56%	3.57%
Cost of trust preferred	4.89%	5.07%	0.00%
Total cost of interest bearing liabilities	1.69%	1.78%	2.19%

Net interest spread	4.36%	4.73%	5.14%

Net interest margin	4.74%	5.10%	5.63%

Before Merger Related Expenses:
Return on average assets	1.34%	1.38%	1.48%
Return on average equity	11.72%	12.17%	14.82%
Return on average tangible equity	25.19%	27.04%	18.14%

After Merger Related Expenses:
Return on average assets	1.24%	1.32%	1.48%
Return on average equity	10.83%	11.61%	14.82%
Return on average tangible equity	23.27%	25.78%	18.14%

Bank Only Ratios:
Umpqua bank efficiency ratio before merger expenses	57.69%	55.10%	57.22%
Umpqua bank net interest margin	4.90%	5.27%	5.64%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Second-Quarter Earnings
July 15, 2003

Umpqua Holdings Corporation
Selected Ratios
	Six months ended:
	June 30, 2003	June 30, 2002
Net Interest Spread:
Yield on loans and leases	6.80%	7.75%
Yield on investments (1)	4.38%	6.49%
Yield on temporary investments	1.18%	1.71%
Total yield on earning assets	6.28%	7.40%

Cost of interest bearing deposits	1.57%	2.23%
Cost of securities sold under
agreements to repurchase and fed funds purchased	1.43%	1.37%
Cost of borrowings	3.47%	3.80%
Cost of trust preferred	4.98%	0.00%
Total cost of interest bearing liabilities	1.74%	2.26%

Net interest spread	4.54%	5.14%

Net interest margin	4.92%	5.65%

Before Merger Related Expenses:
Return on average assets	1.36%	1.45%
Return on average equity	11.94%	14.64%
Return on average tangible equity	26.08%	17.80%

After Merger Related Expenses:
Return on average assets	1.28%	1.31%
Return on average equity	11.21%	13.24%
Return on average tangible equity	24.48%	16.10%

Bank Only Ratios:
Umpqua bank efficiency ratio before merger expenses	56.40%	57.79%
Umpqua bank net interest margin	5.08%	5.65%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

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